Exhibit 21

Genworth Financial, Inc.’s subsidiaries as of December 31, 2014 are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
American Agriculturist Services, Inc.	New York
Assigned Settlement, Inc.	Virginia
Brockfield Life Insurance Company	Delaware
Brookfield Life and Annuity Insurance Company Limited	Bermuda
Brookfield Life Assurance Company Limited	Bermuda
Capital Brokerage Corporation (dba Genworth Financial Brokerage Corporation in Minnesota and Texas)	Washington
CFI Administrators Limited	Ireland
CFI Pensions Trustees Limited	United Kingdom
Consolidated Insurance Group Limited	United Kingdom
European Group Financing Company Limited	Cayman Islands
F.I.G. Ireland Limited	Ireland
Financial Assurance Company Limited	United Kingdom
Financial Assurance Company Limited—Escritório de Representação No Brasil Ltda.	Brazil
Financial Insurance Company Limited	United Kingdom
Financial Insurance Company Limited—Escritório de Representação No Brasil Ltda.	Brazil
Financial Insurance Group Services Limited	United Kingdom
Financial Insurance Guernsey PCC Limited (1)	Guernsey
Genworth Annuity Service Corporation	Delaware
Genworth Australian General Partnership	Australia
Genworth Brazil—Serviços de Apoio á Atividade Segaudoca e Resseguardora Ltda.	Brazil
Genworth Canada Holdings I Company (2)	Canada
Genworth Canada Holdings II Company (2)	Canada
Genworth Center for Financial Learning, LLC	Delaware
Genworth Consulting Services (Beijing) Limited	China
Genworth European Group Financing Holdings Company	Delaware
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial Asset Warehouse, LLC	Delaware
Genworth Financial Assurance Corporation	North Carolina
Genworth Financial Australia Holdings, LLC (3)	Delaware
Genworth Financial Commercial Mortgage Warehouse LLC	Delaware
Genworth Financial European Group Holdings Limited	United Kingdom
Genworth Financial Group Retirement, Inc.	Connecticut
Genworth Financial India Private Limited	India
Genworth Financial International Holdings, Inc.	Delaware
Genworth Financial Investment Management, LLC	Virginia
Genworth Financial Mauritius Holdings Limited	Mauritius
Genworth Financial Mortgage Funding Corporation	Delaware
Genworth Financial Mortgage Indemnity Limited (3)	Australia
Genworth Financial Mortgage Insurance Company Canada (2)	Canada
Genworth Financial Mortgage Insurance Finance Holdings Pty Ltd (3)	Australia
Genworth Financial Mortgage Insurance Finance Pty Ltd (3)	Australia
Genworth Financial Mortgage Insurance Holdings Pty Ltd (3)	Australia
Genworth Financial Mortgage Insurance Limited	United Kingdom
Genworth Financial Mortgage Insurance Pty Limited (3)	Australia

Name	Domicile
Genworth Financial Mortgage Services Limited	United Kingdom
Genworth Financial New Holdings Pty Ltd (3)	Australia
Genworth Financial Participações Ltda.	Brazil
Genworth Financial Services Pty Limited (3)	Australia
Genworth Financial Services, Inc.	Delaware
Genworth Financial UK Finance Limited	United Kingdom
Genworth Financial UK Holdings Limited	United Kingdom
Genworth Finansal Hizmetler Anonim Sirketi (4)	Turkey
Genworth General Services Asia Limited	Hong Kong
Genworth Holdings, Inc.	Delaware
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (dba GLIC in New York)	Delaware
Genworth Life Insurance Company of New York	New York
Genworth MI Canada Inc. (2)	Canada
Genworth Mortgage Holdings, Inc.	Delaware
Genworth Mortgage Holdings, LLC	North Carolina
Genworth Mortgage Insurance Australia Limited (3)	Australia
Genworth Mortgage Insurance Corporation	North Carolina
Genworth Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Mortgage Reinsurance Corporation	North Carolina
Genworth Mortgage Services, LLC	North Carolina
Genworth North America Corporation	Washington
Genworth Operaciones Colombia S.A.S.	Colombia
Genworth Operaciones S. de R.L. de C.V.	Mexico
Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Seguros Daños, S.A. de C.V.	Mexico
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
Genworth Seguros Vida, S.A. de C.V.	Mexico
Genworth Servicios, S. de R. L. de C. V.	Mexico
Genworth Special Purpose Five, LLC	Delaware
Genworth Special Purpose One, LLC	Delaware
Genworth Special Purpose Three, LLC	Delaware
Genworth Special Purpose Two, LLC	Delaware
GFCM LLC	Delaware
GLIC Real Estate Holding, LLC	Delaware
GLICNY Real Estate Holding, LLC	Delaware
GNW SF Corp. .	Delaware
GNWLAAC Real Estate Holding, LLC	Delaware
HGI Annuity Service Corporation	Delaware
Jamestown Life Insurance Company	Virginia
Mayflower Assignment Corporation	New York
MIC Holdings E Company (2)	Canada
MIC Holdings F Company (2)	Canada
National Eldercare Referral Systems, LLC	Delaware
Newco Properties, Inc.	Virginia
MIC Insurance Company Canada (2).	Canada
River Lake Insurance Company	South Carolina
River Lake Insurance Company II	South Carolina
River Lake Insurance Company IV Limited	Bermuda
River Lake Insurance Company VI	Delaware
River Lake Insurance Company VII	Vermont
River Lake Insurance Company VIII	Vermont
River Lake Insurance Company IX	Vermont

Name	Domicile
River Lake Insurance Company X	Vermont
River Lake Insurance Company XI	Delaware
Rivermont Life Insurance Company I	South Carolina
Sponsored Captive Re, Inc.	Vermont
United Pacific Structured Settlement Company	Florida
WorldCover Direct Limited	United Kingdom

(1)	Genworth Financial, Inc. beneficially owns 99.9996% of the shares.
(2)	Genworth Financial, Inc. beneficially owns 57.3% of the shares.
(3)	Genworth Financial, Inc. beneficially owns 66.2% of the shares.
(4)	Genworth Financial, Inc. beneficially owns 99.6% of the shares.